UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 1, 2018

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported in our Current Reports on Form 8-K filed on September 15, 2015 and December 2, 2015, we, through Trilogy Real Estate Investment Trust, a Maryland statutory trust, or the Owner, a subsidiary of a joint venture in which we indirectly hold a 70% ownership interest, or the Joint Venture, acquired approximately 96.7% of the outstanding equity interests of Trilogy Investors, LLC, a Delaware limited liability company, or Trilogy. The Joint Venture through which we hold our interest in Trilogy was created when we, through a wholly-owned subsidiary of Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, and NorthStar Healthcare Income, Inc. through a wholly-owned subsidiary of NorthStar Healthcare Income Operating Partnership, LP, its operating partnership, or collectively, NHI, entered into a limited liability company agreement of the Joint Venture entity, Trilogy REIT Holdings, LLC, or the Initial JV Agreement. We are the indirect owner of a 70% interest in the Joint Venture and serve as the manager of the Joint Venture, subject to certain limitations or exceptions therein. Prior to October 1, 2018, NHI was the indirect owner of the remaining 30% interest in the Joint Venture. The Joint Venture is the holder of all of the common shares of the Owner and serves as the Owner’s sole trustee.

Effective as of October 1, 2018, we have entered into a First Amended and Restated Limited Liability Company Agreement of the Joint Venture, or the Amended JV Agreement, with the other members of the Joint Venture. The Amended JV Agreement was entered into in connection with the purchase by a wholly-owned subsidiary of the operating partnership of Griffin-American Healthcare REIT IV, Inc., or the GAHR IV Member, of 6% of the total membership interests in the Joint Venture from a wholly-owned subsidiary of NHI. Both Griffin-American Healthcare REIT IV, Inc. and us are sponsored by American Healthcare Investors, LLC, or AHI. The Amended JV Agreement admits the GAHR IV Member as a member of the Joint Venture and materially amends the Initial JV Agreement by updating the Approved Business Plan (as defined in the Amended JV Agreement) to include capital call needs beyond 2018 by allowing us, in our sole discretion as manager of the Joint Venture, to call $10,000,000 of additional capital in each of the calendar years 2019, 2020 and 2021. In addition, the GAHR IV Member will have the same tag-along rights as the existing members of the Joint Venture, including the right to tag-along with us in the event of a sale of more than 10% of our equity in the Joint Venture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

October 5, 2018	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer